Exhibit 10.22 to 2008 10-K

CONVERGYS CORPORATION

PENSION PLAN

(EGTRRA RESTATEMENT)

CONVERGYS CORPORATION

PENSION PLAN

SECTION 1

NAME AND PURPOSE OF PLAN

1.1 Name of Plan. The plan set forth herein is the Convergys Corporation Pension Plan (the “Plan”).

1.2 Purpose. The Plan is a plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 2

GENERAL

2.1 Defined Terms. For purposes of the Plan, the following terms shall have the meaning hereinafter set forth unless a different meaning is required by the context:

2.1.1 “Affiliated Employer” means the Company, each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, each trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company, each member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes the Company, and each other entity required to be aggregated with the Company under Section 414(o) of the Code.

2.1.2 “Approved Absence” means an absence from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence from active service with an Affiliated Employer while employment rights with the Affiliated Employer are protected by law and any other absence from active service with an Affiliated Employer which does not constitute a termination of employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

2.1.3 “CBI Plan Beneficiary” means the beneficiary of a person (a) who died prior to January 1, 1999, (b) who was a participant in the Cincinnati Bell Pension Plan (“CBPP”) or Cincinnati Bell Management Pension Plan (“CBMPP”) at the time of his death and (c) whose last employment as a common law employee of any direct or indirect subsidiary of Cincinnati Bell Inc. was with Convergys Information Management Group, Convergys Customer Management Group Inc. or any direct or indirect subsidiary of either of those corporations.

2.1.4 “CBI Plan Participant” means a person who was a participant in CBPP or CBMPP on December 31, 1998 and (a) who, on January 1, 1999, is an Employee or (b) whose last employment as a common law employee of any direct or indirect subsidiary of Cincinnati Bell Inc. prior to January 1, 1999 was with Convergys Information Management Group, Convergys Customer Management Group Inc. or any direct or indirect subsidiary of either of those corporations.

2.1.5 “Committee” means the Convergys Corporation Employee Benefits Committee.

2.1.6 “Company” means Convergys Corporation.

2.1.7 “Covered Employee” means a person who is an Employee of a Participating Company, subject to the following:

(a) The term “Covered Employee” shall not include a person who is a “leased employee” within the meaning of Section 414(n) of the Code. For purposes of the preceding sentence, the term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (leasing organization) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

(b) The term “Covered Employee” shall not include a person who is classified as a job bank employee; provided, however, that if a job bank employee becomes a Covered Employee on or prior to July 27, 1999, his service as a job bank employee shall be deemed to have been service as a Covered Employee.

(c) The term “Covered Employee” shall not include an Employee who is a co-op or intern; provided that if a co-op or intern becomes a Covered Employee, his service as a co-op or intern shall be deemed to have been service as a Covered Employee.

(d) The term “Covered Employee” shall not include any person (other than a Foreign Service Employee) who is employed at a location which is not within one of the States of the United States or any person who is a Rotational Employee. For purposes of this Section 2.1.7(d), “Foreign Service Employee” means an Employee who is a citizen of the United States and who has been classified by the Participating Company which employs him as a Foreign Service Employee and “Rotational Employee” means an Employee who is a nonresident alien employed within one of the States of the United States for a period not expected to exceed three years.

(e) The term “Covered Employee” shall not include any employee who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan.

(f) The term “Covered Employee” shall not include any person who is not classified by an Affiliated Employer as a common law employee of an Affiliated Employer even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

(g) The term “Covered Employee” shall not include a person who is employed by Encore Receivable Management, Inc. and is classified as a collector unless (i) immediately prior to the date such person became employed by Encore Receivable Management, Inc. as a collector, he was employed by Convergys Customer Management Group Inc., or (ii) such individual is employed at a location where agent level employees of Convergys Customer Management Group Inc. are also employed.

(h) The term “Covered Employee” shall not include a person who is classified as a temporary employee.

2.1.8 “Employee” means any person who is employed as a common law employee of an Affiliated Employer, including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence.

2.1.9 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.1.10 “Mandatory Portability Agreement” means that agreement, effective January 1, 1985, between and among Cincinnati Bell Telephone Company and certain other companies to comply with the mandatory portability provisions of the Deficit Reduction Act of 1984 and which provides for the portability of benefits with respect to certain employees who terminate employment with one company subject to the agreement and subsequently commence employment with another company subject to the agreement.

2.1.11 “Normal Retirement Date” means (a) in the case of an Employee who first became a Participant in CBPP or CBMPP prior to January 1, 1988, the Employee’s 65th birthday and (b) in the case of any other Employee, the later of (i) the Employee’s 65th birthday or (ii) the fifth anniversary of the earliest of the date the Employee first became a Participant in the Plan, the date the Employee first became a participant in CBPP or the date the Employee first became a Participant in CBMPP.

2.1.12 “Plan Year” means the calendar year.

2.1.13 “Participant” means a person who becomes a Participant on or after January 1, 1999 in accordance with the provisions of Section 4 and who remains a Participant under the Plan.

2.1.14 “Participating Company” means the Company, Convergys Information Management Group, Convergys Customer Management Group Inc., Convergys CMG Utah, Inc., Encore Receivable Management, Inc., Convergys Learning Solutions, Inc., Finali Corporation, and Convergys Government Solutions LLC. If a Participating Company ceases to be an Affiliated Employer, it shall thereupon cease to be a Participating Company.

2.1.15 Reserved.

2.1.16 The “Required Beginning Date” of a Participant who is not a “5-percent owner” is the first day of April of the calendar year following the calendar year in which the later of the date he ceases to be an Employee or attainment of age 70-1/2 occurs. The “Required Beginning Date” of a Participant who is a “5-percent owner” is the first day of April following the calendar year in which the Participant attains age 70-1/2. A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

2.1.17 “Trust” means Convergys Corporation Pension Trust.

2.1.18 “Trustee” means the person or corporation serving as Trustee of the Trust.

2.2 Gender and Number. For purposes of the Plan and Trust, words used in any gender shall include all other genders, the singular the plural and the plural the singular, as the context may require.

SECTION 3

CREDITED SERVICE

3.1 Hour of Service. An Employee’s “Hours of Service” to be counted for purposes of the Plan shall be computed as follows, subject to the rules contained in 29 CFR Sec. 2530.200b-2(b) and (c) (which are incorporated herein by reference):

3.1.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by any Affiliated Employer for the performance of duties during the applicable computation period.

3.1.2 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

(a) No more than 501 Hours of Service are required to be credited under this Section 3.1.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and

(c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the employee.

For purposes of this Section 3.1.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from an Affiliated Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

3.1.3 An Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.1.1 or 3.1.2, as the case may be, and under this Section 3.1.3.

3.2 Break in Service Rules. Except for service which was disregarded on December 31, 1998 under the break in service rules of the CBMPP in effect on that date, for purposes of the Plan, no years of Eligibility Service or Vesting Service shall be disregarded because the Employee has incurred a break in service.

3.3 Employment Commencement Date. An Employee’s “Employment Commencement Date” shall be the date on which he first performs an Hour of Service as an Employee for which he is paid, or entitled to payment, by any Affiliated Employer.

3.4 Eligibility Service. An Employee shall be credited with one year of “Eligibility Service” as of the last day of the first Eligibility Computation Period during which he completes at least 1,000 Hours of Service. For purposes of the Plan, “Eligibility Computation Period” means the 12-month period commencing on his Employment Commencement Date and each calendar year commencing after his Employment Commencement Date.

3.5 Vesting Service. An Employee’s years of “Vesting Service” shall be computed as follows:

3.5.1 An Employee shall be credited with years of Vesting Service equal to the number of his Years of Vesting Service under CBPP or CBMPP as of December 31, 1998.

3.5.2 An Employee shall be credited with one year of Vesting Service for each calendar year ending after December 31, 1998 during which he is credited with at least 1,000 Hours of Service; provided that service prior to the calendar year in which the Employee attained age 18 shall not be counted for purposes of this Section 3.5.2.

3.6 Mandatory Portability Agreement. If any Participant who is a CBI Plan Participant completed service with any of the former Bell System companies (or their successors) and that service was required under the Mandatory Portability Agreement to be credited for his benefit as of December 31, 1998 under the CBPP or the CBMPP, then such prior service shall also be recognized under this Plan.

3.7 Service with Predecessor Entities. For purposes of the Plan, in the case of an employee of a Predecessor Entity who became an employee of a CBI Entity as of the date on which the Predecessor Entity was acquired by a CBI Entity (“Acquisition Date”), from and after the Acquisition Date his service with the Predecessor Entity shall be deemed to be service with an Affiliated Employer which is not a Participating Company. For purposes of this Section 3.7, “Predecessor Entity” means NICE Corporation, Automated Phone Exchange Incorporated, Telephone Marketing Services, Inc., Ameritel Corporation, Waveland Associates, Inc., ADI Research, Inc., Information Systems Partnership and its predecessor, Information Systems Development, Inc., WATS Marketing of America, Inc., Software Support, Inc., Maritz, Inc. and American Transtech, Inc. (“ATI”) and “CBI Entity” means an entity which is an Affiliated Employer under CBMPP as of December 31, 1998. In the case of an employee of Scherers Communications, Inc. (“Scherers”) who became an Employee of Convergys Corporation Customer Management Group Inc. (“Convergys CMG”) on August 7, 1996, for purposes of the Plan, his service with Scherers prior to August 7, 1996 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. In the case of an employee of AccuStaff Incorporated or People Systems Inc. (collectively, “AccuStaff”) who became an Employee of Convergys CMG during 1998 and who was supporting Convergys CMG immediately prior to the date on which he becomes an Employee of Convergys CMG, his service with AccuStaff prior to the date he became an employee of Convergys CMG shall be deemed to be service with an Affiliated Employer which is not a Participating Company. In the case of an employee of AT&T Corp. (“ATT”) who became an Employee of Convergys CMG on March 1, 1998, his service with ATT prior to the date on which he became an Employee of Convergys CMG shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective June 15, 1999, in the case of an employee of Technology Applications, Inc. who became an Employee on June 15, 1999, for purposes of the Plan, his service with Technology Applications, Inc. prior to the date he became an Employee shall be deemed to be service with an Affiliated Employer which is not a Participating Company. In the case of an employee of Keane, Inc. (“Keane”) who became an Employee on February 9, 2001, for purposes of the Plan, his service with Keane prior to February 9, 2001 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. In the case of an employee of Geneva Technology Inc. (“Geneva”) who became an Employee of a Participating Company on July 1, 2001, for purposes of the Plan, his service with Geneva prior to July 1, 2001 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective as of July 12, 2002, in the case of an employee of iBasis Inc. or iBasis Speech Solutions, Inc. (“iBasis”) who became an employee of a Participating Company on July 12, 2002, for purposes of the Plan, his service with iBasis prior to July 12, 2002 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective as of February 1, 2003, in the case of an employee of Cygent, Inc. (“Cygent”) who became an Employee of a Participating Company on February 1, 2003, for purposes of the Plan, his service with Cygent prior to February 1, 2003 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective as of January 1, 2004, in the case of an employee of ALLTEL Communications, Inc. (or a related entity) (“ALLTEL”) who became an Employee of a Participating Company on January 1, 2004, for purposes of the Plan, his service with ALLTEL prior to January 1, 2004 shall be deemed to be service with an

Affiliated Employer which is not a Participating Company. Effective as of January 22, 2004, in the case of an employee of Sprint/United Management Company (or a related entity) (“Sprint”) in its Nashville, TN contact center who became an Employee of a Participating Company pursuant to the terms of the Statement of Work between International Business Machines Corporation and Convergys Customer Management Group Inc. dated January 22, 2004, for purposes of the Plan, his service with Sprint prior to becoming an employee shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective as of May 1, 2004, in the case of an employee of Whisperwire, Inc. (“Whisperwire”) who became an Employee of a Participating Company on May 1, 2004, for purposes of the Plan, his service with Whisperwire prior to May 1, 2004 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective as of May 20, 2004, in the case of an employee of Encore Receivable Management, Inc. (“Encore”) who became an Employee of a Participating Company on May 20, 2004, for purposes of the Plan, his service with Encore prior to May 20, 2004 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective as of June 1, 2004, in the case of an employee of DigitalThink, Inc. (“DigitalThink”) who became an Employee of a Participating Company on June 1, 2004, for purposes of the Plan, his service with DigitalThink prior to June 1, 2004 shall be deemed to be service with an Affiliated Employer which is not a Participating Company. Effective as of January 1, 2005, in the case of an employee of Finali Corporation (“Finali”) who became an Employee of a Participating Company on January 1, 2005, for purposes of the Plan, his service with Finali prior to January 1, 2005 shall be deemed to be service with an Affiliated Employer which is not a Participating Company.

SECTION 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. The following persons shall be eligible to become Participants in the Plan:

4.1.1 Each person who is a CBI Plan Participant.

4.1.2 Each person (a) who is a Covered Employee; (b) who has attained age 21; and (c) who has been credited with at least one year of Eligibility Service.

4.2 Participation. Each CBI Plan Participant automatically shall become a Participant in this Plan on January 1, 1999. Each Employee who satisfies all of the eligibility requirements of Section 4.1.2 on January 1, 1999 shall become a Participant in this Plan on January 1, 1999. Each other Employee shall become a Participant in the Plan on the first date subsequent to January 1, 1999 on which he satisfies all of the eligibility requirements of Section 4.1.2 Each person who becomes a Participant in the Plan shall continue to be a Participant until he ceases to have any nonforfeitable right to an accrued benefit under the Plan.

4.3 Reemployment of Former Participants. If a former Participant is reemployed as a Covered Employee after January 1, 1999, he shall become a Participant as of the date on which he is reemployed as a Covered Employee.

SECTION 5

RETIREMENT BENEFITS

5.1 Standard Form and Amount. Except as otherwise provided in this Section 5, the form and amount of retirement benefit payable to a Participant shall be as follows:

5.1.1 Normal Retirement. A Participant who ceases to be an Employee (other than by reason of his death) on or after his Normal Retirement Date and prior to his Required Beginning Date shall be entitled to receive a monthly retirement benefit, commencing on the day next following the date on which he ceases to be an Employee and payable for his life, which is actuarially equivalent to the amount credited to his Cash Balance Account on the date on which he ceases to be an Employee. Provided, however, that if the Participant so elects, his retirement benefit may commence on any day after he ceases to be an Employee (not earlier than the day following the day on which such election is filed with the Benefit Office and not later than his Required Beginning Date), in which event his monthly retirement benefit shall be actuarially equivalent to the amount credited to his Cash Balance Account on the date his retirement benefit commences.

5.1.2 Required Retirement Benefit. Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s accrued benefit shall commence to the Participant no later than as provided in Section 18. In the event distributions are required to commence to a Participant under Section 18 prior to the date he ceases to be an Employee, the amount of a Participant’s monthly retirement benefit shall be adjusted on the date on which he ceases to be an Employee so that it is equal to the greater of (a) the amount of the Participant’s monthly retirement benefit in effect immediately prior to such date and (b) the monthly retirement benefit to which the Participant would have been entitled under the Plan on such date if he had not received any prior payments from the Plan less the actuarial value of the payments made to the Participant from the Plan prior to such date.

5.1.3 Vested Retirement. “Vested Participant” means a Participant who has been credited with at least five years of Vesting Service. If a Vested Participant ceases to be an Employee (other than by reason of his death) prior to his Normal Retirement Date, he shall be entitled to receive a monthly retirement benefit, commencing on his Normal Retirement Date and payable for his life, which is actuarially equivalent to the amount credited to his Cash Balance Account on his Normal Retirement Date. Provided, however, that if the Participant so elects, his retirement benefit may commence on any day after he ceases to be an Employee (not earlier than the day following the day on which such election is filed with the Benefit Office and not later than his Required Beginning Date), in which event his monthly retirement benefit shall be actuarially equivalent to the benefit commencing on his Normal Retirement Date.

5.1.4 Other Cessation of Employment. Except as otherwise provided in Section 6, if a Participant dies while an Employee or ceases to be an Employee for any reason other than his retirement under any of the foregoing provisions of this Section 5.1, the Participant’s accrued benefit under the Plan shall be immediately forfeited and his Cash Balance Account shall be reduced to zero; provided that if the Participant is reemployed as an Employee, he shall be reinstated as a Participant and his Cash Balance Account shall be restored as of the date on which he is reemployed as an Employee pursuant to Section 5.6.

5.2 Joint and Survivor Retirement Benefit. The provisions of this Section 5.2 shall be applicable to any Participant who is married on the commencement date of his retirement benefit. Unless such Participant has otherwise elected, he and his spouse shall receive, in lieu of any other retirement benefit under the Plan, a retirement benefit payable in the form of a monthly annuity for the life of the Participant with a monthly survivor annuity for the life of his spouse which is one-half of the monthly annuity payable during the joint lives of the Participant and his spouse. During the joint lives of the Participant and his spouse, the amount of the monthly benefit payable to the Participant shall be a percentage of the monthly benefit otherwise payable to the Participant under Section 5.1, based upon the Participant’s attained age on the commencement date of his retirement benefit: less than 30 years, 97%; 30 but less than 40 years, 95%; 40 but less than 50 years, 92%; and 50 or more years, 90%. If the Participant’s spouse survives the Participant, the monthly benefit payable to the spouse shall be 50% of the monthly benefit payable to the Participant under the preceding sentence. If the Participant’s spouse predeceases the Participant, the amount of the monthly benefit payable to the Participant after the death of his spouse shall be restored, starting with the payment for the month following the month in which the death of the spouse occurs, to 100% of the monthly benefit otherwise payable to the Participant under Section 5.1.

5.2.1 Election. A married Participant whose retirement benefit would otherwise be payable in the form of a joint and survivor annuity under this Section 5.2 may elect to waive the joint and survivor annuity benefit under this Section 5.2, in which event the Participant’s retirement benefit shall be paid in the form provided under Section 5.1 or the form provided under Section 5.3. The period within which a married Participant may elect to waive the joint and survivor annuity under this Section 5.2 shall be the 90-day period ending on the date his retirement benefit commences. Any election under this Section 5.2.1 may be cancelled at any time within the applicable election period. Any election under this Section 5.2.1, and any cancellation thereof, must be made in writing and filed with the Committee within the applicable election period. No election under this Section 5.2.1 shall be valid unless the Participant’s spouse consents to such election. Such consent must be made in writing, acknowledge the effect of such consent, and be witnessed by a Plan representative or a notary public. Provided, however, that such spousal consent shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

5.2.2 Information Required. Not more than 90 days and not less than 30 days before the commencement date of a benefit to a Participant where such benefit will be distributed in the form of a joint and survivor annuity unless there is an election to waive such form pursuant to Section 5.2.1 (and consistent with such regulations as the Secretary of the Treasury may prescribe), the Committee will furnish the Participant a written explanation of (a) the terms and conditions of the joint and survivor annuity, (b) the Participant’s rights to make and the effect of an election to waive the joint and survivor annuity, (c) the rights of the Participant’s spouse, (d) the Participant’s right to make, and the effect of, a revocation of a previous election to waive the joint and survivor annuity at any time before the date as of which his benefit commences to be paid to him and (e) the relative values of the various optional forms of benefit under the Plan. Notwithstanding the foregoing, distribution may be made to a Participant (whether the Participant is married or not) as of a benefit commencement date even though distribution of the written explanation described above is provided less than 30 days before the benefit commencement date, but only if (i) the Committee provides to the Participant information that the Participant has a right to at least 30 days to consider whether to commence distribution and whether to waive the joint and survivor annuity and elect (with spousal consent) another form of distribution, (ii) the Participant elects distribution as of the benefit commencement date (and waives the right to be provided the written explanation at least 30 days before the benefit commencement date), (iii) the Participant is permitted to revoke a distribution election at least until the benefit commencement date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the written explanation is provided to the Participant, (iv) the benefit commencement date is after the date the written explanation is provided to the Participant and (v) distribution in accordance with the Participant’s election does not commence before the expiration of the 7-day period that begins the day after the written explanation is provided to the Participant.

5.3 Lump-sum Retirement Benefit. A Participant who is not married or who is married and has made the election called for in Section 5.2.1 may elect to receive, in lieu of the form of retirement benefit otherwise payable to him under Section 5.1, a lump-sum which is actuarially equivalent to the retirement benefit otherwise payable to him commencing on his Normal Retirement Date (or, if later, his benefit commencement date). Any election under this Section 5.3 must be made in writing, on forms furnished and in the manner prescribed by the Committee, and filed with the Committee within the 90-day period ending on the date his retirement benefit commences. A Participant who has elected a lump-sum benefit under this Section 5.3 may revoke such election by filing a written revocation, on forms furnished and in the manner prescribed by the Committee, with the Committee prior to the payment of the lump-sum benefit. In the case of a married Participant, (a) any election under this Section 5.3 shall be automatically revoked if the Participant cancels an election not to have his retirement benefit paid in the form of a joint and survivor annuity under Section 5.2, and (b) no election or revocation under this Section 5.3 shall be valid without the written consent of the Participant’s spouse in accordance with the provisions of the last three sentences of Section 5.2.1.

5.4 Cash Balance Account. A separate bookkeeping account (the “Cash Balance Account”) shall be established and maintained for each Participant.

5.4.1 Initial Cash Balance Amounts.

(a) In the case of a CBI Plan Participant who becomes a Participant in this Plan on January 1, 1999, there shall be credited to his Cash Balance Account, as of January 1, 1999, an amount equal to the balance credited to his cash balance account under CBPP or CBMPP as of December 31, 1998 plus one day of assumed interest on such balance at an annualized rate (without compounding) of 7.75%.

(b) In the case of a Participant other than a CBI Plan Participant who first becomes a Participant on January 1, 1999, there shall be credited to his Cash Balance Account (as of the date on which he first becomes a Participant) an amount equal to the amount which would have been credited to his Cash Balance Account on such date if the Plan did not require attainment of age 21 and completion of one year of Eligibility Service as conditions of becoming a Participant.

(c) In the case of a Participant other than a CBI Plan Participant who first becomes a Participant after January 1, 1999, there shall be credited to his Cash Balance Account (as of the date on which he first becomes a Participant) an amount equal to the amount which would have been credited to his Cash Balance Account on such date if the Plan did not require attainment of age 21 and completion of one year of Eligibility Service as conditions of becoming a Participant.

5.4.2 Pension Credits.

(a) As of the last day of each calendar year subsequent to 1998 and prior to 2007 (or, in the case of a Participant who ceases to be an Employee during any such calendar year, as of the date on which he was last employed as an Employee), there shall be credited to the Cash Balance Account of each Participant who received Covered Compensation during the calendar year an amount equal to the product obtained by multiplying (a) the sum of (i) an amount equal to such Covered Compensation, plus (ii) an amount equal to that portion of such Covered Compensation in excess of the Social Security Wage Base for such year, times (b) the Applicable Percentage from the table set forth below in this Section 5.4.2(a), based upon his attained age, in completed years, on such December 31 (or, if he ceased to be an Employee during the year, his attained age as of the date on which he was last employed as an Employee).

Attained Age	Applicable Percentage
Less than 30 years	2.50%
30 but less than 35 years	2.75%
35 but less than 40 years	3.25%
40 but less than 45 years	4.00%
45 but less than 50 years	5.25%
50 but less than 55 years	6.50%
55 or more years	8.00%

(b) As of the last day of each calendar year subsequent to 2006 (or, in the case of a Participant who ceases to be an Employee during any such calendar year, as of the date on which he was last employed as an Employee), there shall be credited to the Cash Balance Account of each Participant who received Covered Compensation during the calendar year an amount equal to the sum of (i) the product obtained by multiplying such Covered Compensation by the Applicable Percentage from the table set forth below in this Section 5.4.2(b), plus (ii) the product obtained by multiplying that portion of such Covered Compensation in excess of the Social Security Wage Base for such year by 50% of the Applicable Percentage from the table set forth below in this Section 5.4.2(b), based upon his attained age, in completed years, on such December 31 (or, if he ceased to be an Employee during the year, his attained age as of the date on which he was last employed as an Employee).

Attained Age	Applicable Percentage
Less than 30 years	2.00%
30 but less than 35 years	2.25%
35 but less than 40 years	2.50%
40 but less than 45 years	3.25%
45 but less than 50 years	4.00%
50 but less than 55 years	5.00%
55 or more years	6.00%

(c) For purposes of this Section 5.4.2, “Social Security Wage Base” means, with respect to any calendar year, the contribution and benefit base in effect for such year under Section 230 of the Social Security Act.

5.4.3 Interest Credits.

(a) On each day during calendar year 1999 after January 1, 1999, there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance on January 1, 1999, assumed interest on such balance at an annualized rate (without compounding) of 7.75%.

(b) On each day during calendar year 2000 there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance on December 31, 1999, assumed interest on such balance at an annualized rate (without compounding) of 7.75%.

(c) On each day during calendar year 2001 there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance on December 31, 2000, assumed interest on such balance at an annualized rate (without compounding) of 8%.

(d) On each day during calendar year 2002 there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance on December 31, 2001, assumed interest on such balance at an annualized rate (without compounding) of 6.5%.

(e) On each day during calendar year 2003 there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance on December 31, 2002, assumed interest on such balance at an annualized rate (without compounding) of 5.5%.

(f) On each day subsequent to December 31, 2003, there shall be credited to the Cash Balance Account of each Participant who has a Cash Balance Account balance on the preceding December 31, assumed interest on such balance at an annualized rate (without compounding) of 4%.

(g) For the calendar year in which a Participant has an amount credited to his Cash Balance Account under Section 5.4.1(c), on each day subsequent to the date on which such amount is credited to his Cash Balance Account, there also shall be credited to his Cash Balance Account the product obtained by multiplying such amount times the applicable assumed interest rate from this Section 5.4.3.

(h) Notwithstanding the foregoing provisions of this Section 5.4.3, if a Participant is not employed as a Employee (or is employed as a leased employee, contingency employee or job bank employee) on a given day, the assumed interest rate to be applied on such day under this Section 5.4.3 shall be 3.5%; provided that no interest shall be applied to the account of such an employee after the Employee’s Normal Retirement Date.

5.4.4 Adjustments for Payments. To the extent that payments are made to a Participant under the Plan, the balance in the Participant’s Cash Balance Account shall be reduced to properly reflect the amount of such payments, including reduction to zero in the event benefits are paid or commenced or forfeited pursuant to the provisions of Section 5.1.

5.5 Covered Compensation. For purposes of the Plan, “Covered Compensation” means, with respect to any calendar year, the total salary, hourly wages, pay in lieu of paid time off, differential pay, company-paid short term disability pay, commissions, team awards and bonuses paid to him by a Participating Company during the year for services rendered as a Covered Employee, subject to the following:

5.5.1 “Covered Compensation” shall not include “spot” bonuses, referral bonuses, hiring bonuses, retention bonuses, patent bonuses, severance pay, relocation pay, imputed income, long term incentive payments (i.e., payments earned over a period longer than one year), overtime and any other special form of pay. In the case of a Participant on international assignment, his “Covered Compensation” shall not be increased or decreased by reason of any international service adjustments.

5.5.2 “Covered Compensation” shall include amounts which would have been paid to the Participant (and considered as Covered Compensation under the foregoing provisions of this Section 5.5) if the Participant had not entered into a cash or deferral arrangement described in Section 401(k) of the Code or elected nontaxable benefits under a cafeteria plan described in Section 125 of the Code or elected a qualified transportation fringe under Section 132 of the Code. “Covered Compensation” also shall include amounts which would have been paid to the Participant and considered as Covered Compensation under the foregoing provisions of this Section 5.5 if the Participant had not elected to participate in the Convergys Corporation Executive Deferred Compensation Plan, provided that such amounts shall be deemed to be compensation in excess of the limitations contained in Section 7.4.3 for purposes of calculating the Participant’s benefits under the Plan.

5.5.3 For purposes of the Plan, a Covered Employee’s “Covered Compensation” for any Plan Year shall not exceed $200,000 or such greater amount as may be permitted for such Plan Year under Section 401(a)(17) of the Code.

5.6 Reemployment of Participants. In the event that the Cash Balance Account of a Participant who ceased to be an Employee for any reason is reduced to zero pursuant to the provisions of Section 5.1.4 or 5.4.4 and such Participant resumes employment as an Employee, his Cash Balance Account shall be restored and credited with an amount equal to his Cash Balance Account as of his annuity start date (without taking into account any benefit enhancements or early retirement incentives) with interest credits on such amount at a rate of 3.5% (or 4% in the event the Participant had made an election under Section 6.3 to waive the death benefit) from his annuity start date through his rehire date, subject to the following:

5.6.1 If such Participant was receiving an annuity by reason of his earlier termination of employment: (a) if such earlier termination of employment occurred prior to December 31, 1993, the annuity payments shall be suspended during any period when he is reemployed as a Covered Employee, and (b) if such earlier termination of employment occurred on or after December 31, 1993, the annuity payments shall not be suspended by reason of his reemployment. Any such Participant’s retirement benefit payable at Normal Retirement Date shall be reduced by an amount equal to the Participant’s retirement benefit paid or payable at Normal Retirement Date by reason of his earlier termination.

5.6.2 If such Participant received a lump-sum benefit by reason of his earlier termination of employment and he does not repay the full amount of the lump-sum benefit (plus interest compounded annually from the original payment date to the repayment date at the rate determined for purposes of Section 411(c)(2)(C) of the Code) before the earlier of (a) five years after the first date on which he is reemployed as a Covered Employee and (b) the date he incurs five consecutive One Year Breaks in Service following the original payment date, his retirement benefit payable at Normal Retirement Date shall be reduced by the full amount of the lump sum benefit paid by reason of his earlier termination of employment plus interest compounded annually from the original payment date to his rehire date at the rate determined for purposes of Section 411(c)(2)(C) of the Code and from his rehire date to his Normal Retirement Date at the applicable rate(s) specified in Sections 5.4.3.

5.6.3 If a Vested Participant who ceases to be an Employee is reemployed as an Employee, and if such Participant does not receive or elect to receive either a lump-sum benefit or an annuity payable as of a date prior to the date on which he is reemployed as an Employee, neither he nor anyone claiming by or through him shall be entitled to receive any benefit by reason of his earlier termination of employment.

5.7 Employment After Age 65. Notwithstanding any other provision hereof to the contrary, if a Participant who has attained age 65 completes less than 40 Hours of Service in any calendar month in which he is employed as an Employee, he shall be entitled to receive, for such calendar month, the retirement benefit (if any) he would have been entitled to receive under Section 5.1 if he had not been so employed; provided, however, that such retirement benefit shall not be paid unless and until the Participant notifies the Committee that he completed less than 40 Hours of Service during such month.

5.8 Missing Participants. If a Participant or beneficiary who is entitled to receive a benefit under any of the provisions of this Plan cannot be located within six months, after such investigation as the Committee deems appropriate, the benefit otherwise payable to such Participant or beneficiary shall thereupon be forfeited; provided that if such Participant or beneficiary thereafter makes a claim for the amount forfeited hereunder, the benefit so forfeited shall be restored and paid to such Participant or beneficiary.

5.9 Actuarial Assumptions. For purposes of determining actuarial equivalence of benefits under the Plan with respect to annuity start dates on or after January 1, 1999, the following assumptions shall be used:

5.9.1 To convert a Cash Balance Account to a deferred annuity commencing at Normal Retirement Date, the assumptions reflected in Table 2 attached hereto.

5.9.2 To convert a deferred annuity commencing at Normal Retirement Date to an immediate lump sum, either the assumptions reflected in Table 2 attached hereto or the assumptions reflected in 5.9.5, whichever produces the greater amount.

5.9.3 To convert a deferred annuity commencing at Normal Retirement Date to an immediate annuity, the assumptions reflected in Table 1 attached hereto.

5.9.4 To convert a Cash Balance Account to an immediate survivor annuity, the assumptions reflect in 5.9.5.

5.9.5 For purposes of this Section 5.9 and 16.6, (a) for annuity start dates prior to January 1, 2000, UP 84 Mortality Table and the interest rate which would be used (as of the beginning of the calendar year in which the distribution occurs) by the Pension Benefit Guaranty Corporation to determine the present value of a lump-sum distribution on plan termination (or at 120% of such rate, in the case of a lump-sum amount in excess of $25,000) shall be used or (b) for annuity start dates on or after January 1, 2000, the applicable mortality table under Section 417(e) of the Code as prescribed from time to time by the Secretary of the Treasury (GAM 83 Mortality Table prescribed in Revenue Ruling 95-6 and for distributions with annuity start dates after December 30, 2002, the mortality table prescribed in Revenue Ruling 2001-62) and the applicable interest rate under Section 417(e) of the Code as specified by the Commissioner of Internal Revenue in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin (currently based on the annual rate of interest on 30-year Treasury securities) for the fifth full calendar month (lookback month) which precedes the calendar year (stability period) in which the distribution occurs shall be used.

5.9.6 Notwithstanding the foregoing provisions of Section 5.9.5, the following shall apply. For distributions with annuity start dates on or after January 1, 2000 and prior to the adoption of the GUST restatement of the Plan, the distribution will be the greater of the amount that would be determined under the Plan without regard to the GUST restatement of the Plan and the amount determined under the Plan with regard to the GUST restatement. Further, for distributions with annuity start dates for the period beginning on January 1, 2000 and ending one year after the adoption date of the GUST restatement, the applicable interest rate under Section 417(e) of the Code will be the applicable interest rate for the fifth full calendar month which precedes the calendar year in which the distribution occurs or the applicable interest rate as of the beginning of the calendar year in which the distribution occurs, whichever produces the larger distribution.

5.10 Minimum Benefit. In the case of a Participant who is a CBI Plan Participant, in no event shall the value of his accrued benefit under this Plan be less than the actuarial equivalent of the value of his accrued benefit under CBPP or CBMPP, as the case may be, as of

December 31, 1998. In the case of a CBI Plan Participant who does not have an Hour of Service as an Employee after December 31, 1998, he shall be entitled to received the same benefit under this Plan, and in the same form and amount, which he was entitled to receive under CBPP or CBMPP, as the case may be, as of December 31, 1998. In the case of the person who is a CBI Plan Beneficiary, such person shall be entitled to receive the same benefit under this Plan, and in the same form and amount, which he was entitled to receive under CBPP or CBMPP, as the case may be, as of December 31, 1998.

5.11 Military Service. Notwithstanding any other provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION 6

DEATH BENEFITS

6.1 Unmarried Participants. If an unmarried Vested Participant dies while an Employee or after ceasing to be an Employee but prior to his benefit commencement date, a lump-sum death benefit equal to the balance credited to his Cash Balance Account on the date of his death shall be paid to his Beneficiary, as provided in Section 6.4, as of the day following the date of his death. For purposes of this Section 6.1 and Section 6.2, the term “Vested Participant” shall include a Participant who is employed as an Employee on or after his Normal Retirement Date, whether or not he has been credited with at least five years of Vesting Service.

6.2 Married Participants. If a married Vested Participant dies while an Employee or after ceasing to be an Employee but prior to his benefit commencement date, a lump-sum death benefit equal to the balance credited to his Cash Balance Account on the date of his death shall be paid to his Beneficiary, as provided by Section 6.4, as of the day following the date of his death; provided, however, that if the Participant’s Beneficiary is the Participant’s spouse, the spouse may elect (in the form and manner prescribed by the Committee) in lieu of such death benefit to receive as of any day next following the Participant’s death (but not later than the date the Participant would have attained his Normal Retirement Date) a lump-sum death benefit equal to the balance credited to the Cash Balance Account or a monthly annuity payable for the life of the spouse which is actuarially equivalent (using the assumptions to convert a Cash Balance Account to an immediate survivor annuity) to the balance credited to the Cash Balance Account. If the spouse does not make an election, the death benefit shall be paid in the form of a monthly annuity payable for the life of the spouse commencing on the date the Participant would have attained his Normal Retirement Date.

6.3 Waiver of Death Benefit. If a Participant ceases to be an Employee but remains a Participant, he may elect to waive the death benefit otherwise applicable to him under Section 6.1 or 6.2. In the event of such a waiver, the assumed annualized interest rate applicable to his Cash Balance Account under Section 5.4.3 shall not be less than 4% while the waiver is in effect.

6.3.1 In the case of an unmarried Participant, (a) the waiver may be elected or revoked in writing at any time prior to his death; and (b) the waiver shall be automatically revoked if the Participant marries and fails to make the election called for under Section 6.3.2.

6.3.2 In the case of a married Participant, (a) the waiver may be elected or revoked in writing at any time prior to his death, (b) the Participant’s spouse must consent in writing to the election of the waiver (such consent must acknowledge the effect of the election and must be witnessed by a Plan representative or notary public), and (c) within the applicable period, the Participant shall be provided a written explanation of the death benefit under Section 6.2 in a manner comparable to the explanation for meeting the requirements of Section 5.2.2. The “applicable period” for giving the written explanation under clause (c) of the preceding sentence shall be the two-year period ending one year after the date on which the Participant ceases to be an Employee.

6.4 Designation of Beneficiary. “Beneficiary” means, with respect to each Participant, the person or persons provided by this Section 6.4 who are to receive death benefits (if any) under this Section 6 after the Participant’s death.

6.4.1 In the case of an unmarried Participant, (a) the designation of a Beneficiary may be made or revoked by the Participant at any time prior to the Participant’s death in the form and manner prescribed by the Committee; and (b) the designation of Beneficiary shall be automatically revoked if the Participant marries. If an unmarried Participant has not properly designated a Beneficiary or if the Beneficiary designated by the Participant does not survive the Participant, the Participant’s Beneficiary shall be the Participant’s estate.

6.4.2 In the case of a married Participant, the Participant’s Beneficiary shall be the Participant’s spouse unless (a) the Participant waives the death benefit payable to the Participant’s spouse and designates a Beneficiary to receive the death benefit payable under Section 6.2, (b) the Participant’s spouse consents to the waiver and designation and such consent is in writing, acknowledges the effect of such waiver and designation and is witnessed by a Plan representative or notary public and (c) the waiver and designation and consent are made in the form and manner prescribed by the Committee. Consent of the Participant’s spouse shall not be required for a Participant’s designation of a Beneficiary if it is established to the satisfaction of the Committee that the Participant’s spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Internal Revenue Service. Any designation made pursuant to this Section 6.4.2 may be revoked prior to the Participant’s death (and a new designation made as provided in this Section 6.4.2). Consent of the Participant’s spouse shall not be effective with respect to any other subsequent spouse. A Participant’s designation of Beneficiary prior to the first day of the Plan Year in which the Participant attains age 35 shall be automatically revoked (and a new designation of Beneficiary must be made as provided in this Section 6.4.2) on the first day of the Plan Year in which the Participant attains age 35; provided, however, that a designation by a Participant after the Participant has terminated employment as an Employee shall not be automatically revoked under the foregoing provisions of this sentence. If a married Participant has not properly designated a Beneficiary or if the Beneficiary designated by the Participant does not survive the Participant, the Participant’s Beneficiary shall be the Participant’s spouse.

6.4.3 The Committee shall provide the Participant with a written explanation of (a) the terms and conditions of the death benefit payable to the Participant’s spouse, (b) the Participant’s right to waive the death benefit payable to the Participant’s spouse and to designate a Beneficiary for the death benefit payable under Section 6.2 and the effect of such waiver and designation, (c) the rights of the Participant’s spouse, and (d) the Participant’s right to revoke any prior waiver and designation and the effect of such revocation. The written explanation shall be provided within a reasonable period after an Employee becomes a Participant and also within a reasonable period prior to the first day of the Plan Year in which the Participant attains age 35, or, if earlier, within a reasonable period after the Participant ceases to be an Employee.

6.4.4 A designation of Beneficiary made in accordance with Section 6.4.1 or 6.4.2 shall be automatically revoked if the Participant waives, in accordance with Section 6.3, the death benefit otherwise applicable to him under Section 6.1 or 6.2.

SECTION 7

LIMITATIONS ON BENEFITS

7.1 Section 415 Limitations.

7.1.1 General Rules. Notwithstanding any other provision of this Plan to the contrary, the “aggregate annual retirement benefit” accrued or payable to a Participant may not at any time within any “limitation year” exceed the lesser of the “defined benefit compensation limitation” or the “defined benefit dollar limitation”; provided, however, that the “aggregate annual retirement benefit” accrued or payable to a Participant shall be deemed not to exceed such limits if:

(a) The “aggregate annual retirement benefit” payable for a “limitation year” under any available form of payment does not exceed $10,000 multiplied by a fraction, the numerator of which is the Participant’s number of years (or part thereof, but not less than one) of service (not to exceed 10) with the Participating Companies and all “related employers” and the denominator of which is 10; and

(b) The Participating Companies, all “related employers”, and any “predecessor employer” have not at any time maintained a separate “defined contribution plan” in which the Participant participated.

7.1.2 Definitions.

(a) A Participant’s “aggregate annual retirement benefit” means the sum of his “annual retirement benefit” under the Plan and his “annual retirement benefit”, if any, under any and all other “defined benefit plans” (whether or not terminated) maintained by an Employer or any “related employer”. For purposes of applying the “defined benefit compensation limitation”, a Participant’s “aggregate annual retirement benefit” shall exclude any benefits accrued by the Participant under a multiemployer plan.

(b) A Participant’s “annual retirement benefit” means the amount of retirement benefit attributable to Participating Company contributions which is payable to him annually under the Plan adjusted to the actuarially equivalent straight life annuity form using the factors prescribed in the following paragraphs if such benefit is to be paid in a manner other than to the Participant for his life only. A Participant’s “annual retirement benefit” includes Social Security supplements described in Section 411(a)(9) of the Code and benefits transferred from another “defined benefit plan”, other than transfers of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury regulations, but shall not include benefits attributable to a Participant’s “employee contributions.” If a Participant’s retirement benefit under the Plan includes “employee contributions”, it shall be adjusted to the actuarial equivalent of the retirement benefit attributable to the Participating Company contributions using the factors prescribed in paragraph (b)(i) below. For purposes of determining a Participant’s “annual retirement benefit”, the following shall apply:

(i) If the Participant’s retirement benefit includes “employee contributions” made by the Participant, the portion of the Participant’s retirement benefit that is attributable to Participating Company contributions shall be determined in accordance with the provisions of (A) or (B) below, as applicable. If payment is to be made in a form other than to the Participant for his life only, and such form is not subject to the requirements of Section 417(e)(3) of the Code, the actuarially equivalent straight life annuity shall be determined in accordance with the provisions of (A) or (B) below, as applicable.

(A) For “limitation years” beginning before July 1, 2007, the annual amount of straight life annuity commencing on the same benefit commencement date with the same actuarial present value as the Participant’s form of payment computed using the following factors, whichever produces the greater amount: (I) the actuarial assumptions used under the Plan for purposes of determining actuarial equivalence of optional forms not subject to the requirements of Section 417(e)(3) of the Code or (II) the “applicable mortality table” and 5 percent.

(B) For “limitation years” beginning on and after July 1, 2007, the greater of (I) the annual amount of straight life annuity, if any, payable to the Participant under the Plan commencing at the same benefit commencement date as the Participant’s form of payment or (II) the annual amount of straight life annuity commencing at the same benefit commencement date that has the same actuarially equivalent present value as the Participant’s form of payment computed using the “applicable mortality table” and an interest rate of 5 percent.

(ii) If payment is to be made to the Participant in a form that is subject to the requirements of Code Section 417(e)(3), the actuarially equivalent straight life annuity form shall be:

(A) For distributions with a benefit commencement date in the 2004 or 2005 Plan Year, the annual amount of straight life annuity commencing on the same benefit commencement date that has the same actuarially equivalent present value as the Participant’s form of payment determined using the following, whichever provides the greater annual amount: (I) the actuarial assumptions otherwise used under the Plan for purposes of determining actuarial equivalence of such optional form or (II) the “applicable mortality table” and an interest rate of 5.5 percent; provided, however, that for distributions with a benefit commencement date on or after the first day of the 2004 Plan Year and before the first day of the 2005 Plan Year, use of the interest rate specified in clause (II) shall not reduce the benefit payable to the Participant below the amount determined using the “applicable interest rate” in effect as of the last day of the last Plan Year beginning before January 1, 2004. For purposes of this paragraph (A), the “applicable interest rate” means the annual rate of interest on 30-year Treasury securities as in effect on the benefit commencement date, determined as provided in the actuarial assumptions otherwise used under the Plan for purposes of determining actuarial equivalence of such optional form.

(B) For distributions with a benefit commencement date after the 2005 Plan Year, the annual amount of straight life annuity commencing on the same benefit commencement date that has the same actuarially equivalent present value as the Participant’s form of payment determined using the following, whichever provides the greatest annual amount: (I) the actuarial assumptions otherwise used under the Plan for purposes of determining actuarial equivalence of such optional form; (II) the “applicable mortality table” and an interest rate of 5.5 percent; or (III) the “applicable mortality table” and the interest rate otherwise used under the Plan for purposes of determining actuarial equivalence of such optional form, divided by 1.05.

(iii) A form of payment is not subject to the requirements of Section 417(e)(3) of the Code if the form of payment is either (A) a nondecreasing annuity (other than a straight life annuity) payable for a period not less than the life of the Participant (or in the case of a qualified preretirement survivor annuity, the life of the Participant’s spouse) or (B) an annuity that decreases during the life of the Participant merely because of (I) the death of the Participant’s Beneficiary under a joint and survivor annuity, but only if the reduction is not below 50 percent of the benefit payable before the death of the Beneficiary or (II) cessation or reduction of Social Security supplements or qualified disability payments, as defined in Section 401(a)(11) of the Code.

(iv) No actuarial adjustment shall be made hereunder for (A) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form, (B) benefits that are not directly related to retirement benefits (such as qualified disability benefits, preretirement incidental death benefits, and post-retirement medical benefits), or (C) the inclusion in the form of payment of an automatic benefit increase feature, provided that (I) the form of payment is not subject to Section 417(e)(3) of the Code and would otherwise satisfy the limitations of this Section 7.1 and (II) the Plan provides that the amount payable under the form of payment in any “limitation year” shall not exceed the limits of this Section 7.1 applicable as of the benefit commencement date, increased in subsequent years pursuant to Section 415(d) of the Code. For purposes of this Clause (C), an automatic benefit increase feature is included in a form of payment if the form of payment provides for automatic, periodic increases to benefits paid in that form.

(v) If a Participant has or will have distributions commencing at more than one benefit commencement date, the “annual retirement benefit” shall be determined as of each benefit commencement date (and shall satisfy the limitations of this Section 7.1 as of each such date), actuarially adjusting for past and future distributions of benefits commencing as of other benefit commencement dates. For purposes of this paragraph (v), the determination of whether a new benefit commencement date has occurred shall be made without regard to Section 1.401(a)-20, Q&A 10(d), of the Treasury regulations, but with regard to Sections 1.415(b)-1(b)(1)(iii)(B) and (C) of the Treasury regulations.

(c) The “applicable mortality table” means the table prescribed by the Secretary of the Treasury, which for any distribution with a benefit commencement date prior to December 31, 2002, is the table specified in Revenue Ruling 95-6 and for any distribution with a benefit commencement date on or after December 31, 2002, is the table specified in Revenue Ruling 2001-62.

(d) “Defined benefit plan” and “defined contribution plan” have the meanings given such terms in Section 415(k) of the Code.

(e) “Defined benefit compensation limitation” means 100 percent of a Participant’s average “415 compensation” for his high three years of service. In the case of a Participant who has fewer than 10 years of service with the employer, the “defined benefit compensation limitation” shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof, but not less than one) of service with the employer and (ii) the denominator of which is 10. For purposes of this paragraph (e), a Participant is credited with a “year of service” (computed to fractional years) for each accrual computation period for which he is credited with the number of Hours of Service, or period of service, if elapsed time crediting applies, required to accrue benefits under the terms of the Plan for the accrual computation period, taking into account only service with the Employers, any “related employer”, or a “predecessor employer.”

(f) “Defined benefit dollar limitation” means $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary of the Treasury shall prescribe, and payable in the form of a straight life annuity. A limitation adjusted under Section 415(d) of the Code will apply to “limitation years” ending with or within the calendar year for which the adjustment applies. A Participant’s “annual retirement benefit” shall not be adjusted to reflect increases in the “defined benefit dollar limitation” effective for “limitation years” beginning after the “limitation year” in which his termination occurred. The “defined benefit dollar limitation” shall be adjusted as follows:

(i) If the Participant has fewer than 10 years of participation in the Plan, the “defined benefit dollar limitation” shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof, but not less than one) of participation in the plan and (ii) the denominator of which is 10. For purposes of this paragraph (i), a Participant is credited with a “year of participation” (computed to fractional years) equal to the service with which he is credited under the Plan for each accrual computation period if (A) he is credited with the number of Hours of Service, or period of service, if elapsed time crediting applies, required to accrue a benefit under the terms of the Plan for the accrual computation period, (B) he is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period, and (C) the Plan is established no later than the last of such accrual computation period. No more than one year of participation shall be credited for an accrual computation period.

(ii) If the benefit of a Participant begins prior to age 62, the “defined benefit dollar limitation” applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the Participant’s benefit commencement date that is:

(A) For “limitation years” beginning before July 1, 2007, the actuarial equivalent of the “defined benefit dollar limitation” (adjusted under (i) above, if required) determined using the following factors, whichever produces the lesser annual amount: (I) the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits for early commencement or (II) the “applicable mortality table” and an interest rate of 5 percent.

(B) For “limitation years” beginning on or after July 1, 2007, the following, as applicable:

(I) If the plan does not provide an immediately commencing straight life annuity commencing at both age 62 and the Participant’s age at his benefit commencement date, the actuarial equivalent of the “defined benefit dollar limitation” (adjusted under (i) above, if required) determined using the “applicable mortality table” (expressing the Participant’s age based on completed calendar months as of the benefit commencement date) and an interest rate of 5 percent.

(II) If the plan does provide an immediately commencing straight life annuity commencing at both age 62 and the Participant’s age at his benefit commencement date, the lesser of: (a) the amount determined under (I) above or (b) the “defined benefit dollar limitation” (adjusted under (i) above, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s benefit commencement date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section 7.1.

Any decrease in the “defined benefit dollar limitation” determined in accordance with this paragraph (ii) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account. For this purpose, no forfeiture is treated as occuring upon the Participant’s death if the Plan does not charge Participants for providing qualified preretirement survivor annuity coverage.

(iii) If the benefit of a Participant begins after the Participant attains age 65, the “defined benefit dollar limitation” applicable to the Participant at the later age is an annual benefit payable in the form of a straight life annuity beginning at the benefit commencement date that is:

(A) For “limitation years” beginning before July 1, 2007, the actuarial equivalent of the “defined benefit dollar limitation” (adjusted under (i) above, if required) determined using the following factors, whichever provides the lesser amount: (I) the interest rate and mortality table (or other tabular factor) used under the Plan to determine Actuarial Equivalence for purposes of delayed retirement or (II) the “applicable mortality table” and an interest rate of 5 percent.

(B) For “limitation years” beginning on or after July 1, 2007, the following, as applicable:

(I) If the plan does not provide an immediately commencing straight life annuity commencing at both age 65 and the Participant’s age at his benefit commencement date, the actuarial equivalent of the “defined benefit dollar limitation” (adjusted under (i) above, if required) determined using the “applicable mortality table” (expressing the Participant’s age based on completed calendar months as of the benefit commencement date) and an interest rate of 5 percent.

(II) If the plan does provide an immediately commencing straight life annuity commencing at both age 65 and the Participant’s age at his benefit commencement date, the lesser of: (a) the amount determined under (I) above or (b) the “defined benefit dollar limitation” (adjusted under (i) above, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s benefit commencement date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Section 7.1. The adjusted immediately commencing straight life annuity at the Participant’s benefit commencement date is the annual amount of such annuity payable to the Participant computed disregarding accruals after age 65, but including actuarial adjustments even if those adjustments are used to offset accruals and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

Any adjustment to the “defined benefit dollar limitation” determined in accordance with this paragraph (iii) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account. For this purpose, no forfeiture is treated as occuring upon the Participant’s death if the Plan does not charge Participants for providing qualified preretirement survivor annuity coverage.

(g) An “employee contribution” means any employee after-tax contribution contributed by a Participant under any qualified plan of a Participating Company or a “related employer”, including mandatory employee contributions, as defined in Section 411(c)(2)(C) of the Code.

(h) A Participant’s “415 compensation” for any “limitation year” means a Participant’s compensation as defined in Section 7.4. For limitation years beginning on and after July 1, 2007, if a Participant’s employment with the Employer and all “related employers” terminates, “415 compensation” does not include amounts received by the Participant following such termination except amounts paid before the later of (a) the close of the “limitation year” in which the Participant’s employment terminates or (b) within 2 1/2 months of such termination if such amounts (1) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, (2) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued, or (3) received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payment at the same time if he had continued in employment and only to the extent the payment is includible in the Participant’s gross income. For purposes of this paragraph, a Participant will not be considered to have terminated employment if his new employer continues to maintain the plan with respect to such Participant.

(i) The “limitation year” means the calendar year.

(j) A “predecessor employer” means (1) any former employer with respect to which a Participating Company or “related employer” maintains a plan that provides benefits that the Participant accrued while performing services for such other employer or (2) a former entity that antedates a Participating Company or a “related employer” if under the facts and circumstances the Employer or “related employer” constitutes a continuation of all or a part of the trade or business of the former entity

(k) A “related employer” means any corporation or business, other than a Participating Company, which would be aggregated with a Participating Company for a relevant purpose under Section 414 of the Code as modified by Section 415(h) of the Code.

7.1.3 Adjustments If January 1, 1987 Accrued Benefit Higher Than Other Limits. If a Participant’s current accrued benefit as of January 1, 1987 exceeds the benefit limits set forth in the foregoing provisions of this Section 7.1, then the dollar limitation referred to in Section 7.1.1 shall be deemed to be not less than such current accrued benefit. For purposes hereof, a Participant’s “current accrued benefit” means his accrued benefit determined as of the close of the last limitation year beginning before January 1, 1987 but disregarding any change in the terms and conditions of the Plan after May 5, 1986 and any cost of living adjustment occurring after May 5, 1986.

7.1.4 Effect on Participants. Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to all employees participating in the Plan who have one hour of service on or after the first day of the first limitation year ending after December 31, 2001.

7.2 Restrictions on Benefits Payable to Certain Highly Compensated Participants.

7.2.1 In the event of the termination of the Plan, the benefit otherwise payable under the Plan to any Participant who is a Highly Compensated Employee with respect to the Plan Year in which such Plan termination occurs shall be limited to a benefit which is nondiscriminatory under Section 401(a)(4) of the Code. To the extent necessary, any assets otherwise allocable upon the Plan’s termination under Section 12.2 to a Participant who is a Highly Compensated Employee for the Plan Year in which the Plan’s termination occurs shall be reallocated to other Participants so that this provision is not violated. For purposes hereof, however, a benefit applicable to such a Highly Compensated Employee upon the Plan’s termination shall be considered to be nondiscriminatory under Section 401(a)(4) of the Code if each Participant who is not a Highly Compensated Employee with respect to the Plan Year in which the Plan’s termination occurs and who is entitled to a benefit under the Plan upon the Plan’s termination receives upon such termination a proportion of the then present value of his accrued benefit under the Plan which is at least equal to the proportion of the then present value of the accrued benefit receivable upon the Plan’s termination by such Highly Compensated Employee.

7.2.2 (a) Prior to the complete termination of the Plan and distribution of all Plan assets, the payments made during any Plan Year to a Participant who is a Restricted Participant for such Plan Year shall be restricted to the extent necessary so that such payments do not exceed the payments that would be made for such Plan Year if the Participant’s remaining Accrued Benefit under the Plan was being paid in the form of a single life annuity.

(b) The restrictions set forth in paragraph (a) above shall not apply to any Participant if either: (1) after payment to such Participant of all benefits payable to him under the Plan, the value of all assets of the Plan equals or exceeds 110% of the then value of the Plan’s current liabilities (as defined in Section 412(l)(7) of the Code); (2) the entire value of such Participant’s retirement benefit under the Plan is less than 1% of the then value of the Plan’s current liabilities (as defined in Section 412(l)(7) of the Code); or (3) the entire value of such Participant’s retirement benefit under the Plan is $5,000 or less.

(c) For purposes of this Section 7.2.2, a Participant shall be considered a “Restricted Participant” for any Plan Year if he is one of the 25 Highly Compensated Employees for such Plan Year with the greatest compensation. In determining which of the Highly Compensated Employees for any Plan Year have the 25 greatest compensations, the compensation to be considered for any such Highly Compensated Employee shall be the highest compensation he received in such Plan Year or any other Plan Year under which his compensation, ownership in the Employer, and/or officer status made him a Highly Compensated Employee for the subject Plan Year.

7.3 Highly Compensated Employee. For purposes of this Section 7, “Highly Compensated Employee” means an Employee (a) who, during the Plan Year for which the determination is being made or the preceding Plan Year, was at any time a 5% owner (as defined in Section 416(i)(1) of the Code) of any Affiliated Employer; or (b) who, during the Plan Year preceding the Plan Year for which the determination is being made, received compensation in excess of $80,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue). For purposes of this Section 7.3, a former Employee shall be deemed to be a Highly Compensated Employee with respect to a Plan Year if such former Employee separated from service (or was deemed to have separated) prior to the Plan Year, performed no services for an Affiliated Employer during the Plan Year and was a Highly Compensated Employee actively employed by an Affiliated Employer for either the Plan Year in which he separated or any Plan Year ending on or after the Employee’s 55th birthday.

7.4 Compensation. For purposes of this Section 7, “compensation” means an Employee’s earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or contributions by an Affiliated Employer under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which received special tax benefits.

7.4.1 For purposes of Section 7.1, an Employee’s compensation for a Plan Year is the compensation actually paid or includable in gross income during such Plan Year.

7.4.2 For purposes of Section 7.4, an Employee’s compensation for a Plan Year is the compensation actually paid or includable in gross income during such Plan Year plus the compensation which would have been paid or includable in gross income during such Plan Year but for Sections 125, 132, 402(a)(8) and 402(h)(1)(B) of the Code.

7.4.3 For purposes of the Plan, an Employee’s compensation for any Plan Year shall not be deemed to exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

7.5 Convergys Corporation Non-Qualified Excess Benefit Plan. To the extent that the benefits otherwise payable to a Participant under the Plan are limited because of the limitation contained in Section 7.1, 7.2 or 7.4.3, the present value of such excess benefits shall be payable commencing on the earlier of (a) the day on which the Participant’s retirement benefit under Section 5.1, 5.2 or 5.3 commences (or, if later, the day following the date on which the Participant ceases to be an Employee), and (b) the day following the date on which the Participant’s death occurs. If the present value at payment commencement of such excess benefit is less than or equal to $50,000, payment shall be made in one single-sum payment. If the present value is more than $50,000, payment shall be made in substantially equal installments over a period not exceeding 10 years. No more than one installment shall be made in any calendar year, and the amount of each annual installment shall not be less than $50,000 (except for the last payment). Notwithstanding the foregoing, if the present value of the Participant’s excess benefit is more than $50,000, the amount of the first installment of such excess benefit shall be increased by the amount of the Participant’s FICA Liability (but not to an amount in excess of the present value of the Participant’s excess benefit). For purposes of the preceding sentence, “FICA Liability” means the Participant’s share of the Social Security and Medicare taxes applicable to the Participant’s excess benefit that are payable upon commencement of payment of such excess benefit. Each excess benefit installment payable after the first installment shall be credited with assumed interest, at the rate called for under Section 5.4.3, for the period from the date on which his excess benefit commences to the installment payment date. If the Participant dies prior to receiving all installments of his excess benefit, the remaining installments shall be paid, when due, to his Beneficiary, as provided by Section 6.4. All benefits under this Section 7.5 shall be paid from the operating income of the Participating Company which last employed the Participant and shall not under any circumstances be paid from the Trust. Notwithstanding the foregoing, no benefits shall be payable under this Section 7.5 to or with respect to a Participant who is also entitled to receive a benefit under the Convergys Corporation Supplemental Executive Retirement Plan.

SECTION 8

CONTRIBUTIONS

8.1 General. All contributions to provide the benefits under the Plan shall be made by the Participating Companies and no contributions shall be required of Participants.

8.2 Mistake of Fact; Disallowance of Deduction. Any contribution to the Trust made by a Participating Company by reason of a mistake of fact or conditioned on its deductibility under Section 404 of the Code, to the extent disallowed, shall be repaid to the Participating Company, at the Participating Company’s election, provided that such repayment is made within one year after the mistaken payment of the contribution or within one year of the disallowance of the deduction. Earnings attributable to such contributions may not be paid to the Participating Company, but any losses attributable thereto shall reduce the amount which may be repaid. All Participating Company contributions shall be conditioned on their deductibility under Section 404 of the Code.

SECTION 9

ADMINISTRATION OF THE PLAN

9.1 Plan Administration. The Employee Benefits Committee shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe each and every provision of the Plan, to make benefit determination, and to resolve any disputes which arise under the Plan. In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Employee Benefits Committee (or any individual to whom authority has been delegated in accordance with Section 9.8) shall have absolute discretionary authority. Without limiting the foregoing, benefits under the Plan shall be paid only if the Employee Benefits Committee decides in its discretion that the applicant is entitled to benefits under the Plan.

9.2 Service of Process. Unless another person has been appointed by the Company to serve as agent for receipt of legal process with respect to the Plan, the Committee shall be the agent for receipt of legal process with respect to the Plan.

9.3 Compensation of Committee. The members of the Committee shall not receive compensation for their services as such, and except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

9.4 Rules of Plan. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

9.5 Named Fiduciary. The Committee shall be a named fiduciary of the Plan with respect to all matters entrusted to it under the terms of the Plan and the Trust.

9.6 Agents and Employees. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Affiliated Employer or the Trustee), auditors (including auditors of any Affiliated Employer or the Trustee), physicians, clerical help and actuaries as in its judgment may seem reasonable or necessary for the proper administration of the Plan, and the Committee may certify to the Trustee the expenses chargeable to the Trust for such services.

9.7 Records. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, in convenient form, such data as may be necessary for valuation of the assets and liabilities of the Plan. The Committee shall prepare and submit annually to the Company a report showing in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for each Plan Year.

9.8 Delegation of Authority. The Committee and/or the Employee Benefits Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee and/or the Employee Benefits Committee.

9.9 Benefit Claims. Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims. Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Committee shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor, which request shall contain the following information:

(a) the date on which the Claimant’s request was filed with the Committee; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Committee shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b) the specific portions of the denial of his claim which the Claimant requests the Committee to review;

(c) a statement by the Claimant setting forth the basis upon which he believes the Committee should reverse the previous denial of his claim for benefits; and

(d) any written material (offered as exhibits) which the Claimant desires the Committee to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Employee Benefits Review Committee shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Employee Benefits Review Committee’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Employee Benefits Review Committee’s decision was based.

The Committee or Review Committee may establish such additional rules and procedures as necessary or desirable, including to comply with any applicable Department of Labor regulations.

9.10 Eligibility. The members of the Committee shall not be precluded from becoming Participants in the Plan if they are otherwise eligible.

9.11 Indemnification. The Company shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney’s fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

SECTION 10

TRUST

The Trust shall be deemed to form a part of the Plan and all rights which may accrue to any person under the Plan shall be subject to the terms of the Trust as well as to the terms of the Plan. All assets of the Plan shall be held in the Trust for the benefit of the Participants, retired Participants and their beneficiaries. Except as otherwise provided in the Plan, in no event shall it be possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, retired Participants and their beneficiaries, for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, retired Participants and their beneficiaries. No person shall have any interest in or right to any part of the earnings of the Trust, or any rights in, to or under the Trust or any part of the assets thereof, except as and to the extent expressly provided in the Plan. The Trustee of the Trust shall be appointed from time to time by the Company by appropriate instrument and shall have such powers as to investment or reinvestment and control and disbursement of the assets as the Company shall approve and as shall be in accordance with the Plan. The Company may remove any Trustee at any time upon reasonable notice and, upon such removal or upon the resignation of the Trustee, the Company shall designate a successor Trustee, either individual or corporate.

SECTION 11

TRANSITION GROUP PARTICIPANTS; DEATH BENEFIT PLAN; TRANSFERS

11.1 Transition Group Participants. For purposes of the Plan, “Transition Group Participant” means a CBI Plan Participant (a) who, on December 31, 1993, was a Covered Employee under CBMPP and had been credited with at least five full years of vesting service and (b) whose Term of Employment on December 31, 1993 was at least twenty full years or whose attained age and Term of Employment on December 31, 1993 (in actual years, months and days) totaled at least 65 full years. The term Transition Group Participant” also shall include any other CBI Plan Participant (a) who was a Covered Employee on January 1, 1999; (b) who was a participant in CBPP on December 31, 1993; and (c) who would have met the definition of “Transition Group Employee” under the preceding sentence if he had been in a class of employees eligible to participate in CBMPP on December 31, 1993.

11.1.1 In the case of a Transition Group Participant, in no event shall the value of his retirement benefit under Section 5.1 be less than the greater of (a) the benefit to which he would have been entitled under CBMPP if he had ceased to be an employee on January 31, 1992 and if CBMPP had continued in effect unamended or (b) the benefit to which he would have been entitled if CBMPP had continued in effect unamended but the applicable “averaging period” used to compute his Adjusted Income was the 60-month period ending on the earlier of the date he ceased to be an employee or December 31, 1998, his “compensation” for any period after December 30, 1993 was his Covered Compensation and his Term of Employment was his Term of Employment as of the earlier of the date he ceased to be an employee or December 31,

1998; provided, however, that the amount determined under this clause (b) shall be reduced, for each month by which the Participant’s attained age is less than 55, by 0.5% per month (if the Participant’s actual Term of Employment when his employment terminates is less than 30 years) or by 0.25% per month (if the Participant’s actual Term of Employment when his employment terminates is 30 years or more).

11.1.2 In the event of the death of a married Transition Group Participant, the value of the death benefit payable to his surviving spouse under Section 6.2 shall not be less than the value of the survivor annuity which the spouse would have been entitled to receive under Section 5.2 if the Participant’s retirement benefit had commenced immediately prior to the date of his death.

11.1.3 In the case of a Transition Group Participant whose Term of Employment was fifteen or more years and who is not Service Pension Eligible, if such Participant becomes totally disabled as a result of sickness or injury, other than by accidental injury arising out of and in the course of employment as a Covered Employee and, as a consequence of such disability, ceases to be an Employee, he shall be entitled to receive a monthly disability benefit, commencing on the day following the date he ceases to be an Employee, equal to the immediate monthly benefit which he is otherwise entitled to receive under Section 5.1, and payable until the earliest of the following: (a) the date on which he is no longer disabled, (b) the date on which he attains age 65, (c) the date on which his retirement benefit commences, and (d) the date of his death. Any death benefit under this Section 11.1.3 shall be paid from the operating income of the Participating Company which last employed the Participant.

11.1.4 For purposes of the Plan, “Term of Employment” and “Adjusted Career Income” shall have the meanings set forth in CBMPP as in effect on December 30, 1993. A Transition Group Participant shall be deemed to be “Service Pension Eligible” if (without regard to Section 4.1.8 of CBMPP as in effect on December 30, 1993), (a) he has attained age 60 and his Term of Employment is at least 10 years, or (b) he has attained age 55 and his Term of Employment is at least twenty years, or (c) he has attained age 50 and his Term of Employment is at least 25 years, or (d) his Term of Employment is at least 30 years.

11.2 Death Benefit Plan. In the event of the death of a Participant who was a Participant in the Death Benefit Plan of CBMPP on December 30, 1993 or the Death Benefit Plan of CBPP on December 31, 1996, his beneficiaries shall be entitled to receive the same death benefit, and in the same form and amount, which they would have been entitled to receive if Death Benefit Plans had continued in effect unamended except that (a) no burial expenses or other expenses incident to the death of the Participant shall be paid, and (b) all payments shall be lump-sum payments. For purposes of the Plan, “Death Benefit Plan” means those provisions of CBPP and CBMPP which dealt with the death benefits provided under Section 5 of CBPP as in effect on December 31, 1996 or Section 5 of CBMPP as in effect on December 30, 1993. For purposes of determining the amount of death benefit payable to a Participant under the Death Benefit Plan of CBMPP, his “Wages” shall be deemed to be: (a) if the Participant was on an active Cincinnati Bell payroll on December 31, 1993, the base pay plus differentials which the Participant was receiving on such date (or would have been entitled to receive on such date if the Participant had returned from disability or a leave of absence)

plus commissions, team awards and bonuses paid during 1993, but excluding overtime and vacation buy back; and (b) if the Participant was not on an active Cincinnati Bell payroll on December 31, 1993, the base pay plus differentials which the Participant was receiving on the date (prior to December 31, 1993) on which he left the active payroll plus commissions, team awards and bonuses paid during the 12-month period ending on the date (prior to December 31, 1993) on which he left the active payroll, but excluding overtime and vacation buy back. For purposes of determining the amount of death benefit payable to a Participant under the Death Benefit Plan of CBPP, his “Wages” shall be deemed to have neither increased nor decreased after December 31, 1993. Notwithstanding any other provision of this Section 11.2 to the contrary, no death benefit shall be payable under this Section 11.2 to any person claiming by or through a Participant (a) who was not a Participant on January 1, 1999 or (b) who was an Employee on December 30, 2000. Notwithstanding any other provision of this Section 11.2 to the contrary, no death benefit shall be payable under this Section 11.2 to any person claiming by or through a Participant who dies after December 30, 2000.

11.3 Mandatory Portability Agreement. If the accrued benefits (and related plan assets) that relate to any Participant who is a CBI Plan Participant were required under the Mandatory Portability Agreement to be transferred to the CBPP or the CBMPP from any of the Former Affiliate Plans (as such term is defined in the Mandatory Portability Agreement) or from the CBPP or the CBMPP to any of such Former Affiliate Plans by reason of the Participant’s transfer of employment that occurred prior to January 1, 1999 but such accrued benefit (and related plan asset) transfer had not occurred prior to such date, then such accrued benefit (and related plan asset) transfer shall be completed by this Plan, provided that no accrued benefit shall be transferred to and assumed by this Plan unless assets at least equal to such accrued benefits also are transferred to this Plan.

11.4 Minimum Frozen Benefit. In no event shall the value of the retirement benefit calculated under Section 11.1.1 for a Transition Group Participant who is a Special Eligibility Participant (within the meaning of CBMPP as in effect on December 31, 1998) be less than it would have been if he had ceased to be an employee on March 31, 1995 (or, if earlier, the date on which he ceased to be an Employee), if the number of his years of age was not less than the number of his actual years of age as of March 31, 1995 (or, if earlier, the date on which he ceased to be an employee) plus five, and if the number of years during his Term of Employment was not less than the number of years during his actual Term of Employment as of March 31, 1995 (or, if earlier, the date on which he ceased to be an employee) plus five.

11.5 Transfer from CBPP and CBMPP. Effective January 1, 1999, the accrued benefit of each CBI Plan Participant and CBI Plan Beneficiary under CBPP and CBMPP shall be transferred to and assumed by Plan. In accordance with the provisions of the Employee Benefits Agreement between the Company and Cincinnati Bell Inc. dated October 14, 1998, assets shall be transferred from Cincinnati Bell Pension Plans Trust to the Trust established in conjunction with the Plan in order to reflect the transfer of accrued benefits referred to in the immediately preceding sentence. By reason of the transfer of such accrued benefits and assets, CBPP and CBMPP shall cease to have any further obligation with respect to the accrued benefit of any CBI Plan Participant or CBI Plan Beneficiary.

SECTION 12

CERTAIN RIGHTS AND OBLIGATIONS OF THE COMPANY

12.1 Contributions. It is the intention of the Company to continue the Plan and to make contributions to the Trust regularly each year, but the Company may, for any reason, discontinue, suspend or reduce its contributions below those deemed sufficient by the Committee.

12.2 Termination. The Plan may be terminated at any time by the Company. In the event of the termination of the Plan, except as otherwise permitted in this Section 12, the assets of the Plan shall be used for the benefit of the Participants, retired Participants and their beneficiaries and for no other purpose. Such assets shall be allocated and applied according to the following order of priority:

12.2.1 To provide the benefit to which each Participant, retired Participant and beneficiary is entitled under the Plan on the date of termination; provided, however, that for purposes of this Section 12.2.1, such benefit shall not be deemed to exceed the lesser of:

(a) that portion of such benefit to which such Participant, retired Participant or beneficiary would have been entitled on the first day of the 3-year period ending on the date of termination based on the provisions of the Plan in effect on the first day of the 5-year period ending on the date of termination (assuming for such purpose that no Plan amendments increasing benefits were adopted or became effective during such 5-year period); and

(b) the lowest benefit to which such Participant, retired Participant or beneficiary was entitled under the Plan at any time during the 3-year period ending on the date of termination.

12.2.2 To the extent that the benefit to which each Participant, retired Participant and beneficiary is entitled under the Plan on the date of termination has not been provided for under Section 12.2.1, the remaining Plan assets shall next be applied to provide such benefit; provided, however, that for purposes of this Section 12.2.2, such benefit shall not be deemed to exceed the lesser of:

(a) the sum of that portion of such benefit to which such Participant, retired Participant or beneficiary would have been entitled on the date of termination based on the provisions of the Plan in effect on the first day of the 5-year period ending on the date of termination (assuming for such purpose that no Plan amendments were adopted or became effective during such 5-year period), plus the sum of the products obtained by multiplying each portion of such benefit resulting from a Plan amendment which was adopted or became effective (whichever is later) during such 5-year period times the number of full years (not more than 5) during such 5-year period (assuming for such purpose that the first 12-month period next following the date on which such amendment was adopted or became effective, whichever is later, constitutes one full year and that each subsequent 12-month period constitutes an additional full year); and

(b) a benefit having a value actuarially equivalent to the value of a monthly life annuity, commencing at age 65, equal to $750 multiplied by a fraction, the numerator of which is the contribution and benefit base determined under Section 230 of the Social Security Act in effect on the date of termination and the denominator of which is such contribution and benefit base in effect in calendar year 1974.

12.2.3 To the extent that the benefit to which each Participant, retired Participant and beneficiary is entitled under the Plan on the date of termination has not been provided for under Section 12.2.1 and 12.2.2, the remaining Plan assets shall next be applied in the following order: first, to assure the continuance of benefits payable to retired Participants and beneficiaries of deceased Participants; second, to provide retirement benefits for active Participants who reached their Normal Retirement Date on or before the date of termination, and for this purpose they shall be deemed to have retired on the date of termination; third, to provide retirement benefits for active Participants who have been credited with 10 years of Vesting Service and who have attained age 55 on or before the date of termination, and for this purpose they shall be deemed to have retired on the date of termination; fourth, to provide for the satisfaction of all other liabilities under the Plan; and fifth, all residual assets remaining after the satisfaction of all other liabilities under the Plan shall be paid to the Company provided that the payment does not contravene any provision of the law.

Notwithstanding the foregoing, the Committee shall not make any provisions for paying benefits under this Section 12.2 until any necessary authorizations, waivers, exemptions or variances have been obtained from the appropriate governmental agencies under ERISA. For purposes of this Section 12.2, “date of termination” shall be the effective date as of which the Plan is terminated with respect to the Company.

12.3 Vesting of Accrued Benefits. Upon the termination of the Plan, the accrued benefit of each Participant under the Plan (determined as of the effective date of the termination of the Plan) shall become fully vested and nonforfeitable to the extent funded. Upon the partial termination of the Plan, the accrued benefit of each Participant affected by such partial termination (determined as of the effective date of such partial termination) shall become fully vested and nonforfeitable to the extent funded.

12.4 Benefits Not Guaranteed. All contributions by the Participating Companies to the Trust are voluntary. The Participating Companies do not guarantee any of the benefits of the Plan.

SECTION 13

MERGER, CONSOLIDATION OR TRANSFER

13.1 Definitions. For purposes of this Section 13, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

13.1.1 The terms “merger” or “consolidation” mean the combining of this Plan and another plan (the “constituent plans”) into a single plan (the “surviving plan”).

13.1.2 A “transfer of assets or liabilities” occurs (a) when there is a diminution of assets or liabilities with respect to this Plan and the acquisition of those assets or the assumption of those liabilities by another plan or (b) when there is a diminution of assets or liabilities with respect to another plan and the acquisition of those assets or the assumption of those liabilities by this Plan. In the case of a transfer of assets or liabilities, this Plan and the other plan involved in the transfer shall be the “constituent plans” and the “surviving plans.”

13.1.3 The term “benefits on a termination basis” means (a) with respect to this Plan, the benefits that would be provided exclusively by the assets of this Plan pursuant to Section 4044 of ERISA and the regulations thereunder if this Plan terminated or (b) with respect to any other plan, the benefits that would be provided exclusively by the assets of such other plan pursuant to Section 4044 of ERISA and the regulations thereunder if such other plan terminated.

13.1.4 The term “Plan Participant” means with respect to any merger, consolidation or transfer of assets or liabilities involving this Plan and another plan, each person for whom any benefit (whether or not vested) was accrued under this Plan immediately before the merger, consolidation or transfer.

13.1.5 The term “Merged Plan Participant” means, with respect to any merger, consolidation or transfer of assets or liabilities involving this Plan and any other plan, each person for whom a benefit (whether or not vested) was accrued under such other plan immediately before the merger, consolidation or transfer.

13.2 Minimum Benefits. Notwithstanding any other provision hereof to the contrary, in the case of a merger, consolidation or transfer of assets or liabilities on or after January 1, 1999, in no event shall the benefits on a termination basis provided for each Plan Participant and Merged Plan Participant under the surviving plan or plans immediately after the merger, consolidation or transfer be less than the benefits on a termination basis which would have been provided for such Participant under the constituent plans if the constituent plans had terminated immediately before the merger, consolidation or transfer. Subject to the provisions of this Section 13.2 and the other provisions of the Plan, the Committee may take action to merge or consolidate this Plan and the Trust with any other plan and trust or permit the transfer of any assets and liabilities of this Plan and the Trust to any other plan and trust or vice versa.

13.3 Termination After Merger. Notwithstanding any other provision hereof to the contrary, the provisions of this Section 13.3 shall apply (a) if any other plan (the “Merged Plan”) is merged into this Plan; (b) if the sum of the assets of this Plan and the Merged Plan is less than the sum of the present values of the benefits (whether or not vested) accrued under this Plan and the Merged Plan; and (c) this Plan is terminated within five years after the merger. If, at the time of termination, the assets of this Plan are insufficient to provide all of the benefits called for under Section 12.2, such assets shall be allocated and distributed as follows:

13.3.1 Determine whether this Plan or the Merged Plan is the lower funded plan. For purposes hereof, the term “lower funded plan” means the plan which immediately prior to the merger, would have its assets exhausted in a higher priority category pursuant to Section 4044 of ERISA or, if, the assets of both plans would be exhausted in the same priority category pursuant to Section 4044 of ERISA, the plan the assets of which would satisfy a lesser proportion of the liability allocated at that priority category. The Plan which is not the lesser funded shall be the “better funded plan.”

13.3.2 Determine the excess accrued benefit of each person for whom a benefit was accrued under the better funded plan immediately before the merger. For purposes hereof, the term “excess accrued benefit” means the amount (not less than zero) by which (a) the benefits on a termination basis which such person would have received under the better funded plan if the better funded plan had terminated immediately prior to the merger exceeds (b) the benefits such person would be entitled to receive under paragraphs (a) and (b) of Section 13.3.3.

13.3.3 The assets of this Plan shall then be allocated and distributed as follows:

(a) First, to provide benefits for all Plan Participants and Merged Plan Participants through the priority categories described in Section 12.2 fully satisfied in the lower funded plan immediately prior to the merger.

(b) Second, to provide benefits for all Plan Participants and Merged Plan Participants in the next priority category described in Section 12.2 to the following percentage of the value of all benefits in that category: the percentage which is the ratio of (i) the assets allocated to the first priority category not fully satisfied by the lower funded plan immediately prior to the merger, to (ii) the assets that would have been allocated had that priority category been fully satisfied.

(c) Third, to provide the excess accrued benefits determined in Section 13.3.2 in the priority category described in paragraph (b) above.

(d) Fourth, to provide any remaining excess accrued benefits determined in Section 13.3.2 in remaining categories in the priority described in Section 12.2.

(e) Fifth, to provide any remaining benefits in the priority category described in paragraph (b) above.

(f) Sixth, to provide any remaining benefits in remaining categories in the priority described in Section 12.2.

13.3.4 For purposes of Section 13.3.2, if any change in the benefit structure of this Plan or the Merged Plan in conjunction with such merger alters the benefits on a termination basis provided for each Plan Participant and Merged Plan Participant, the change in the benefit structure will be deemed to occur and be effective immediately after the merger unless such change is specifically designated at the time of the merger to be effective immediately before the merger.

13.3.5 Notwithstanding any other provision of this Section 13.3 to the contrary, if the total liabilities of the Merged Plan are less than 3% of the assets of this Plan as of at least one day of the calendar year in which the merger occurs, all the benefits that would have been provided by the Merged Plan if it had terminated immediately before the merger shall be provided to the Merged Plan Participants before providing benefits for the Plan Participants.

13.3.6 For purposes of this Section 13.3, if there has been more than one merger within five years preceding the termination of this Plan, this Section 13.3 shall be applied to each plan merger in the order of the effective dates of such mergers beginning with the earliest.

13.3.7 The procedures set forth in this Section 13.3 shall be followed in determining the value of the assets to be allocated to two or more related plans if there is spin off because of a splitting of this Plan into two or more plans within five years following a merger.

SECTION 14

NONALIENATION OF BENEFITS

Except (1) to offset benefit for any overpayments made from the Plan to the recipient, (2) as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or (3) as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

SECTION 15

AMENDMENTS

15.1 Authority to Amend. The Company reserves the right, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of the Plan. Provided, however, that no modification or amendment shall deprive any Participant, retired Participant or beneficiary of any accrued benefit (to the extent then funded) to which he would otherwise be entitled under the Plan as of the day preceding the effective date of modification or amendment. Provided, further, that no modification or amendment shall make it possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, retired Participants and their beneficiaries for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants, retired Participants and their beneficiaries.

15.2 Vesting Schedule. Notwithstanding any other provision hereof to the contrary, no Plan amendment may be adopted changing any vesting schedule under the Plan unless the nonforfeitable percentage of each Participant’s accrued benefit under the Plan (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) is equal to or greater than such nonforfeitable percentage computed under the Plan without regard to such amendment. If a Plan amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three years of service as of the day preceding the effective date of the amendment may elect to have his nonforfeitable percentage computed without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment. Further, in no event shall an Employee’s vested interest in his benefit accrued as of the later of the effective date of such amendment or the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such accrued benefit prior to the effective date of such amendment.

SECTION 16

MISCELLANEOUS

16.1 Authority to Act for Company. Any matter or thing to be done by the Company may be done by its Board of Directors or the Executive Committee thereof or by any person or committee to whom or which authority has been delegated by the Board of Directors or Executive Committee thereof.

16.2 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

16.3 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

16.4 Applicable Law. This Plan shall be construed, regulated and administered under the laws of the State of Ohio and applicable Federal law.

16.5 Captions. The captions before Sections do not comprise a substantive part of the Plan and are not to be used in applying or interpreting the Plan.

16.6 Payment of Small Amounts. Notwithstanding any other provision hereof to the contrary, if the value of any benefit payable under the Plan is less than or equal to $5,000, the commuted value of such benefit shall be paid to or for the benefit of the person entitled thereto in full satisfaction of the benefit otherwise payable to such person. Payment shall be made as follows:

16.6.1 Automatic Rollover. If the value of any benefit payable to a Participant under the Plan is greater than $1,000 but does not exceed $5,000, the Participant may elect, without regard to the election procedures of Section 5.2.1, (a) to receive payment of a lump sum equal to the commuted value of such benefit or (b) to have such payment made in a direct rollover to an eligible retirement plan designated by the Participant as provided in Section 16.7. If the Participant does not make an election under this Section 16.6.1 pursuant to procedures established by the Committee, payment of the commuted value of the benefit shall be made in a direct rollover to an individual retirement plan designated by the Committee.

16.6.2 Participant Cash-Out. If the value of any benefit payable to a Participant under the Plan is less than or equal to $1,000, the commuted value of such benefit shall be paid to the Participant in a lump sum.

16.6.3 Other Payment. If the value of any benefit payable to a spouse or other beneficiary is less than or equal to $5,000, the commuted value of such benefit shall be paid to the person entitled thereto in a lump sum.

For purposes of this Section 16.6, commuted value shall be calculated using the actuarial assumptions described in Section 5.9.5.

16.7 Direct Rollovers. Any Participant or beneficiary who is entitled to receive a distribution from the Plan in the form of an eligible rollover distribution may elect to have part or all of such distribution paid directly to an eligible retirement plan. Any election under this Section 16.7 shall be made on forms furnished and in the manner prescribed by the Committee. Notwithstanding the foregoing, the minimum amount which a Participant or beneficiary may elect to have paid to an eligible retirement plan is (a) $200.00, if the entire eligible rollover distribution is being paid to the eligible retirement plan or (b) $500.00, if less than the entire eligible rollover distribution is being paid to the eligible retirement plan. For purposes of this Section 16.7, “eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any distribution on account of hardship; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). For purposes of the direct rollover provisions of this Section 16.7, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. For purposes of this Section 16.7, “eligible retirement plan” means an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified defined contribution plan described in Section 401(a) of the Code the terms of which permit the acceptance of the eligible rollover distribution, or an annuity contract described in Section 403(b) of the Code. In the case of an eligible rollover distribution to the surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code), an “eligible retirement plan” is as described above.

16.8 Relationship of Plan to Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or other person, or as guaranteeing any employee a continuation of employment and it shall not interfere with the right of am Affiliated Employer to discharge any Employee or to treat him without regard of the existence of the Plan.

16.9 Alternate Payees. In the case of a person who is determined by the Committee to be an alternate payee (within the meaning of Section 414(p)(8) of the Code) with respect to the vested portion of a Participant’s accrued benefit, unless the qualified domestic relations order applicable to the Participant’s accrued benefit otherwise provides, the alternate payee may elect, with respect to the alternate payee’s interest in the vested portion of the Participant’s accrued benefit, to have such interest paid or commence to be paid to the alternate payee as soon as practical after the alternate payee is determined to be an alternate payee. Notwithstanding the foregoing, if the value of the alternate payee’s interest in the Participant’s vested accrued benefit is not in excess of $5,000, such interest shall be paid to the alternate payee, in one lump sum, as soon as practicable after the alternate payee is determined to be an alternate payee.

16.10 Recoupment. The Plan shall be entitled to recoup and recover overpaid or erroneously paid benefits from the Plan, in any reasonable and uniform manner prescribed by the Committee, including but not limited to: (i) repayment by a Participant or beneficiary to the Plan, either in a lump sum or installments; and, (ii) the reduction of future benefits, either actuarially or by actuarially determined amounts, until all overpaid or erroneously paid amounts are fully recovered. The Committee may collect past interest on such amounts during the periods not repaid to the Plan and charge future interest on outstanding amounts. Indeed, in accepting benefits from the Plan, a Participant, beneficiary or other recipient of a payment from the Plan agrees to the imposition of an equitable lien and constructive trust in favor of the Plan as to any overpayment or erroneous payment. The Committee also shall prescribe any applicable actuarial assumptions to be used in determining the amount and manner of recoupment.

SECTION 17

TOP-HEAVY PROVISIONS

17.1 General. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section 17 will supersede any conflicting provisions in the Plan.

17.2 Definitions. For purposes of this Section 17, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

17.2.1 “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Affiliated Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of an Affiliated Employer, or a 1-percent owner of an Affiliated Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

17.2.2 For any Plan Year, this Plan is “Top-Heavy” if any of the following conditions exists:

(a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

(b) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%, or

(c) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

17.2.3 If an Affiliated Employer maintains one or more defined benefit plans and no Affiliated Employer has maintained any defined contribution plans (including any simplified employee pension, as defined in Section 408(k) of the Code) which during the 5-year period ending on the Determination Date(s) has or has had account balances, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present values of accrued benefits of all Key Employees as of the Determination Date(s) (including any part of any accrued benefit distributed in the 1-year period ending on the Determination Date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability), and the denominator of which is the sum of all accrued benefits (including any part of any accrued benefit distributed in the 1-year period ending on the Determination Date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability), determined in accordance with Section 416 of the Code and the regulations thereunder.

17.2.4 If an Affiliated Employer maintains one or more defined benefit plans and an Affiliated Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension, as defined in Section 408(k) of the Code) which during the 5-year period ending on the Determination Date(s) has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, determined in accordance with Section 17.2.3, and the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the present values of accrued benefits under the aggregated defined benefit plan or plans, determined in accordance with Section 17.2.3, for all Participants and the sum of the account balances under the aggregated defined contribution plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance made in the 1-year period ending on the Determination Date (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability).

17.2.5 For purposes of Sections 17.2.3 and 17.2.4, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulation thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 1-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Distributions made from a terminated plan during the 5-year period ending on the Determination Date shall be taken into account for purpose of Sections 17.2.3 and 17.2.4 if the terminated plan would have been required to be included in an Aggregation Group if it had not been terminated. The present values of accrued benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under such terminated plan during the 1-year period ending on the Determination Date (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability).

17.2.6 “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of any Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

17.2.7 “Required Aggregation Group” means (a) each qualified plan of an Affiliated Employer in which at least one Key Employee participates or participated at any time during the 5-year period ending on the Determination Date (regardless of whether the plan has terminated), and (b) any other qualified plan of an Affiliated Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

17.2.8 “Determination Date” means (a) for any plan year subsequent to the first plan year, the last day of the preceding plan year and (b) for the first plan year of the plan, the last day of that year.

17.2.9 “Valuation Date” means December 31.

17.2.10 For purposes of establishing “Present Value” to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality assumption set forth in the Plan.

17.3 Minimum Accrued Benefits. Except as provided in Sections 17.3.3 and 17.3.4, for any Plan Year in which this Plan is Top-Heavy, each Participant who is not a Key Employee and has completed 1,000 hours of service will accrue a benefit (to be provided solely by Affiliated Employer contributions and expressed as a life annuity commencing at age sixty-five) of not less than 2% of his or her highest average compensation for the five consecutive years for which the Participant had the highest compensation. The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year, because (a) the non-key employee fails to make mandatory contributions to the Plan, (b) the non-key employee’s compensation is less than a stated amount, (c) the non-key employee is not employed on the last day of the accrual computation period, or (d) the Plan is integrated with Social Security.

17.3.1 For purposes of computing the minimum accrued benefit, compensation will include all wages subject to tax under Section 3101(a) of the Code without the dollar limitation of Section 3121(a) of the Code, but not including deferred compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Section 401(k) of the Code or to a tax deferred annuity under Section 403(b) of the Code.

17.3.2 No additional benefit accruals shall be provided pursuant to the foregoing provisions of this Section 17.3 to the extent that the total accruals on behalf of the Participant attributable to contributions of the Affiliated Employers will provide a benefit expressed as a life annuity commencing at age sixty-five that equals or exceeds 20% of the Participant’s highest average compensation for the five consecutive years for which the Participant had the highest compensation.

17.3.3 All accruals of Affiliated Employer derived benefits, whether or not attributable to years for which the Plan is Top-Heavy, may be used in computing whether the minimum accrual requirements of Section 17.3.2 are satisfied.

17.3.4 If the form of benefit is other than a single life annuity, the Participant must receive an amount that is the actuarial equivalent of the minimum single life annuity benefit. If the benefit commences at a date other than at age sixty-five, the Participant must receive at least an amount that is the actuarial equivalent of the minimum single life annuity benefit commencing at age sixty-five.

17.3.5 The minimum accrued benefit required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be suspended or forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

17.3.6 For purposes of satisfying the minimum benefit requirement of Section 416(c)(1) of the Code and the Plan, in determining years of service with an Affiliated Employer, any service with an Affiliated Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

17.4 Nonforfeitable Interest. For any Plan Year in which this Plan is Top-Heavy, the nonforfeitable interest of each Participant in his employer-derived accrued benefits shall be determined on the basis of the following: 0% vesting prior to 3 years of service and 100% vesting after 3 years of service. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the accrued benefits of any Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Participant’s accrued benefits attributable to employer contributions will be determined without regard to this Section. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan’s Top-Heavy status, such shift is an amendment to the vesting schedule and Section 15.2 of the Plan applies.

SECTION 18

MINIMUM DISTRIBUTION REQUIREMENTS

18.1 General Rules.

18.1.1 Effective Date. The provisions of this Section 18 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

18.1.2 Precedence. The requirements of this Section 18 will take precedence over any inconsistent provisions of the Plan.

18.1.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Section 18 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

18.1.4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 18, other than Section 18.1.3, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

18.2 Time and Manner of Distribution.

18.2.1 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

18.2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 18.2.2, other than Section 18.2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 18.2.2 and Section 18.5, distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 18.2.2(d) applies, the date distributions are required to begin to the surviving spouse under Section 18.2.2(a)). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 18.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

18.2.3 Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 18.3, 18.4 and 18.5. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

18.3 Determination of Amount To Be Distributed Each Year.

18.3.1 General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(a) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 18.4 or 18.5;

(c) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 18.4 dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

(3) to provide cash refunds of employee contributions upon the Participant’s death; or

(4) to pay increased benefits that result from a Plan amendment.

(5) as otherwise permitted in accordance with Q&A-14 of Section 1.401(a)(9)-6 of the Treasury regulations.

18.3.2 Amount Required To Be Distributed By Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 18.2.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

18.3.3 Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

18.4 Requirements for Annuity Distributions That Commence During Participant’s Lifetime.

18.4.1 Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

18.4.2 Period Certain Annuities. Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 18.4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

18.5 Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin.

18.5.1 Participant Survived By Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 18.2.2(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:

(a) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(b) if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

18.5.2 No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

18.5.3 Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 18.5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 18.2.2(a).

18.6 Definitions.

18.6.1 Designated Beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A 4, of the Treasury regulations.

18.6.2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 18.2.2.

18.6.3 Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

18.6.4 Required Beginning Date. The date specified in Section 2.1.16 of the Plan.

SECTION 19

EFFECTIVE DATES

Except as otherwise specifically provided by the terms of the Plan including the terms of this Section 18, this amendment and restatement is intended to be effective as of January 1, 2007. With respect to each change made to satisfy the provisions of (1) Economic Growth and Tax Relief Reconciliation Act of 2001 (with technical corrections made by the Job Creation and Worker Assistance Act of 2002), (2) the Pension Funding Equity Act of 2004, and (3) the American Jobs Creation Act of 2004, (4) any other change in the Code or ERISA, or (5) regulations, rulings, or other published guidance issued under the Code or ERISA (a “Compliance Amendment”), such provisions are effective the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an employee or exemption issued under the Code or ERISA) including, but not limited to, the following:

(a) Section 5.1.2 and Article 18 (minimum required distributions) generally is effective for minimum distributions for calendar years beginning with the 2003 calendar year.

(b) Section 5.5.3 and Section 7.4.3 (compensation limit) is effective for determining benefit accruals in plan years beginning after December 31, 2001.

(c) Section 5.9.5 (applicable mortality table) for annuity starting dates after December 30, 2002).

(d) Section 7 (limitations on benefits) is generally effective for limitation years ending after December 31, 2001.

(e) Section 15.2 (vesting schedule changes) is effective for plan amendments adopted after August 9, 2006.

(f) Section 16.6.1 (automatic rollover) is effective for distributions after December 31, 2005 (for distributions after March 27, 2005 and before January 1, 2006 mandatory distributions were limited to amounts less than or equal to $1,000).

(g) Section 16.7 (direct rollovers) is effective for distributions made after December 31, 2001.

(h) Section 17 (top heavy) is effective for Plan Years beginning after December 31, 2001.

IN WITNESS WHEREOF, the undersigned has hereunto caused its name to be subscribed as of this 28th day of January, 2008.

CONVERGYS CORPORATION
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Patrick F. Dearing
Authorized Committee Member

TABLE 1

CONVERGYS CORPORATION PENSION PLAN

EARLY COMMENCEMENT REDUCTION FACTORS

Payment Age	Factor Applied to Cash Balance Account
20	0.102508
21	0.107604
22	0.112964
23	0.118602
24	0.124532
25	0.130770
26	0.137335
27	0.144242
28	0.151512
29	0.159164
30	0.167220
31	0.175701
32	0.184633
33	0.194039
34	0.203948
35	0.214386
36	0.225385
37	0.236977
38	0.249194
39	0.262074
40	0.275654
41	0.289975
42	0.305081
43	0.321017
44	0.337832
45	0.355579
46	0.374312
47	0.394090
48	0.414977
49	0.437039
50	0.460347
51	0.484979
52	0.511015
53	0.538541
54	0.567652
55	0.598445
56	0.631027
57	0.665511
58	0.702019
59	0.744277
60	0.789376
61	0.837535
62	0.888996
63	0.924556
64	0.961538
65	1.000000

A-1

TABLE 2

CONVERGYS CORPORATION PENSION PLAN

DEFERRED ANNUITY CONVERSION FACTORS

Payment Age	Factor
20	1.660625
21	1.727050
22	1.796132
23	1.867977
24	1.942696
25	2.020404
26	2.101220
27	2.185269
28	2.272679
29	2.363587
30	2.458130
31	2.556455
32	2.658713
33	2.765062
34	2.875664
35	2.990691
36	3.110319
37	3.234731
38	3.364121
39	3.498686
40	3.638633
41	3.784178
42	3.935545
43	4.092967
44	4.256686
45	4.426953
46	4.604032
47	4.788193
48	4.979720
49	5.178909
50	5.386066
51	5.601508
52	5.825569
53	6.058591
54	6.300935
55	6.552972
56	6.815091
57	7.087695
58	7.371203
59	7.666051
60	7.972693
61	8.291601
62	8.623265
63	8.968195
64	9.326923
65 and over	9.700000

Note: Other factors apply for Normal Retirement Dates later than 65

A-2